Exhibit 99.1

DFIN Reports Fourth-Quarter and Full-Year 2025 Results

CHICAGO – February 17, 2026 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or “DFIN”) today reported financial results for the fourth quarter and full year of 2025.

	Fourth-Quarter 2025	Fourth-Quarter 2024	$ Change	% Change
GAAP Metrics
Net Sales	$172.5 million	$156.3 million	$16.2 million	10.4%
Net Earnings	$6.2 million	$6.3 million	($0.1 million)	(1.6%)
Operating Cash Flow(a)	$59.8 million	$56.4 million	$3.4 million	6.0%
Non-GAAP Metrics(b)(c)
Adjusted EBITDA	$45.8 million	$31.7 million	$14.1 million	44.5%
Adjusted EBITDA margin	26.6%	20.3%	nm	630 bps
Adjusted Non-GAAP Net Earnings	$18.9 million	$12.0 million	$6.9 million	57.5%
Free Cash Flow	$47.9 million	$41.3 million	$6.6 million	16.0%

	Full-Year 2025	Full-Year 2024	$ Change	% Change
GAAP Metrics
Net Sales	$767.0 million	$781.9 million	($14.9 million)	(1.9%)
Net Earnings	$32.4 million	$92.4 million	($60.0 million)	(64.9%)
Operating Cash Flow(a)	$164.9 million	$171.1 million	($6.2 million)	(3.6%)
Non-GAAP Metrics(b)(c)
Adjusted EBITDA	$239.8 million	$217.3 million	$22.5 million	10.4%
Adjusted EBITDA margin	31.3%	27.8%	nm	350 bps
Adjusted Non-GAAP Net Earnings	$121.3 million	$103.9 million	$17.4 million	16.7%
Free Cash Flow	$107.8 million	$105.2 million	$2.6 million	2.5%

__________

(a) Operating Cash Flow is defined as net cash provided by operating activities.

(b) Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, adjusted non-GAAP net earnings, gross leverage and net leverage are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(c) Free Cash Flow is defined as net cash provided by operating activities less capital expenditures.

nm - Not meaningful.

Highlights:

•
Total fourth-quarter net sales of $172.5 million, an increase of 10.4% from the fourth quarter of 2024; Total fourth-quarter net sales change was comprised of:
o
11.4% increase in software solutions net sales
o
12.4% increase in tech-enabled services net sales
o
4.2% decrease in print and distribution net sales
•
Full-year software solutions net sales of $358.4 million, an increase of 8.7%, from the full year of 2024; Software solutions net sales accounted for 46.7% of total full-year net sales.
•
Gross leverage(b) of 0.7x and net leverage(b) of 0.6x as of December 31, 2025.
•
During the fourth quarter, the Company repurchased 1,255,108 shares for $60.7 million at an average price of $48.38 per share. For full-year 2025, the Company repurchased 3,562,928 shares for $172.3 million at an average price of $48.36 per share. As of December 31, 2025, the remaining share repurchase authorization was $53.8 million.

“We are pleased with the strong performance in the quarter, including software solutions and tech-enabled services net sales growth of 11.4% and 12.4%, respectively, an increase in Adjusted EBITDA, and Adjusted EBITDA margin expansion. Software solutions net sales growth was led by Venue and ActiveDisclosure, each growing approximately 20% year-over-year. In addition, capital markets transactional revenue increased approximately $11 million, or 29%, compared to last year’s fourth quarter, a result of improving market activity,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Throughout 2025, the focused execution of our strategy enabled us to achieve strong financial and operational results, in light of challenging capital markets transactional conditions. For the full-year 2025, we delivered $239.8 million of Adjusted EBITDA and record Adjusted EBITDA margin of 31.3%, an increase of approximately 350 basis points from full-year 2024, despite a soft capital markets transactional market. Further, we continued to make solid progress in expanding the adoption of our recurring and reoccurring software offerings to drive more predictable performance. We recorded $358.4 million in software solutions net sales in 2025, which represents approximately 47% of our total full-year net sales, up from approximately 42% of total net sales in 2024. Our efforts in 2025 to scale our portfolio of software solutions create a strong foundation to achieve our long-term goals.”

“Heading into 2026, we are encouraged by both the strength of our operating performance and the momentum in capital markets transactional activity. Our portfolio of market-leading regulatory and compliance offerings and deep domain and service expertise position us well to serve our clients in a complex regulatory environment. The combination of our market position, cost structure, and financial flexibility create a solid foundation as we progress on our transformation journey,” Leib concluded.

Net Sales

Net sales in the fourth quarter of 2025 were $172.5 million, an increase of $16.2 million, or 10.4%, from the fourth quarter of 2024. Net sales increased primarily due to higher capital markets transactional volume and growth in software solutions net sales, primarily driven by Venue and ActiveDisclosure, partially offset by lower capital markets and investment companies compliance revenue, part of which is related to lower print and distribution volumes.

Net Earnings

For the fourth quarter of 2025, net earnings were $6.2 million, or $0.23 per diluted share, as compared to $6.3 million, or $0.21 per diluted share, in the fourth quarter of 2024. Net earnings in the fourth quarter of 2025 included after-tax charges of $12.7 million, or $0.47 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net. Net earnings in the fourth quarter of 2024 included after-tax charges of $5.7 million, or $0.19 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net.

Adjusted EBITDA and Adjusted Non-GAAP Net Earnings

For the fourth quarter of 2025, Adjusted EBITDA was $45.8 million, an increase of $14.1 million as compared to the fourth quarter of 2024. Adjusted EBITDA margin was 26.6%, an increase of approximately 630 basis points as compared to the fourth quarter of 2024. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to higher net sales, a favorable sales mix driven by the growth in higher margin software solutions and tech-enabled services net sales, and cost control initiatives, partially offset by higher incentive compensation expense and higher selling expense as a result of the increase in sales volume.

For the fourth quarter of 2025, adjusted non-GAAP net earnings were $18.9 million, or $0.70 per diluted share, as compared to $12.0 million, or $0.40 per diluted share, in the fourth quarter of 2024.

Reconciliations of reported net sales to organic net sales and consolidated net earnings (loss) to Adjusted EBITDA, Adjusted EBITDA margin and adjusted non-GAAP net earnings are presented in the tables.

Guidance

The Company provides the following guidance for the first quarter of 2026:

First-Quarter Guidance
Total net sales	$200 million to $210 million
Adjusted EBITDA margin	33% to 35%
Capital markets transactional net sales	$45 million to $50 million

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Use of Forward-Looking Statements” section below for information on the factors that could cause actual results to differ materially from these forward-looking statements.

Adjusted EBITDA margin guidance presented above is provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations.

Company Results and Conference Call

DFIN’s earnings press release for the fourth quarter and full year of 2025, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on February 17, 2026, is available on the Company’s investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company’s investor relations website.

DFIN will hold a conference call and webcast on February 17, 2026, at 9:00 a.m. Eastern time to discuss financial results for the fourth quarter of 2025, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release and related financial tables.

About DFIN

DFIN is the leading global provider of compliance and regulatory software and services, fueling end-to-end investment company regulatory compliance needs, complex capital markets transactions, and essential financial reporting at every stage of the corporate lifecycle. Our mission is simple: to empower clients with the software and support they need to stay ahead of public company filings, investment company filings, private reporting, and beneficial owner reporting, while enhancing workflow efficiency. We bring deep expertise to every engagement, driving transparency and collaboration built on confidence and reliability. Learn more at DFINsolutions.com or follow us on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general and administrative expenses (“SG&A”), adjusted non- GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP earnings before income taxes, non- GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP earnings per diluted share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non- GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP earnings before income taxes, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP net earnings per diluted share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s pension plan settlement charge, non-income tax, net, accelerated rent (benefit) expense, share-based compensation expense and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates and the impact of dispositions.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under “Special Note Regarding Forward-Looking Statements” and in Part I, Item 1A. Risk Factors of DFIN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$24.5	$57.3
Receivables, less allowances for expected losses of $20.9 in 2025 (2024 - $25.0)	143.0	138.0
Prepaid expenses and other current assets	43.9	37.2
Total current assets	211.4	232.5
Property, plant and equipment, net	8.8	8.9
Operating lease right-of-use assets	7.6	12.3
Software, net	92.9	96.5
Goodwill	405.8	405.4
Deferred income taxes, net	43.7	56.4
Other noncurrent assets	30.2	29.6
Total assets	$800.4	$841.6

Liabilities
Accounts payable	$23.7	$28.7
Current portion of long-term debt	5.8	—
Operating lease liabilities	3.9	10.3
Accrued liabilities	166.6	185.1
Total current liabilities	200.0	224.1
Long-term debt	165.5	124.7
Deferred compensation liabilities	12.5	12.2
Pension and other postretirement benefits plans liabilities	23.8	23.3
Noncurrent operating lease liabilities	3.3	6.4
Other noncurrent liabilities	16.1	14.8
Total liabilities	421.2	405.5

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 39.6 shares and 25.6 shares in 2025 (2024 - 38.9 shares and 28.7 shares)	0.4	0.4
Treasury stock, at cost: 14.0 shares in 2025 (2024 - 10.2 shares)	(530.3)	(344.1)
Additional paid-in capital	367.8	333.2
Retained earnings	560.9	528.5
Accumulated other comprehensive loss	(19.6)	(81.9)
Total equity	379.2	436.1
Total liabilities and equity	$800.4	$841.6

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales
Software solutions	$90.9	$81.6	$358.4	$329.7
Tech-enabled services	68.0	60.5	298.3	320.8
Print and distribution	13.6	14.2	110.3	131.4
Total net sales	172.5	156.3	767.0	781.9
Cost of sales (a)
Software solutions	29.0	27.1	111.4	107.4
Tech-enabled services	26.0	26.9	112.8	120.6
Print and distribution	7.9	8.6	56.2	69.9
Total cost of sales	62.9	62.6	280.4	297.9
Selling, general and administrative expenses (a)	74.8	68.0	277.9	290.9
Depreciation and amortization	14.9	14.8	59.3	60.2
Restructuring, impairment and other charges, net	5.6	2.1	10.4	6.6
Other operating income, net	—	(0.5)	(2.1)	(10.3)
Income from operations	14.3	9.3	141.1	136.6
Interest expense, net	3.1	2.5	12.9	12.9
Pension plan settlement charge	—	—	82.8	—
Investment and other loss (income), net	1.1	(0.3)	2.3	(1.4)
Earnings before income taxes	10.1	7.1	43.1	125.1
Income tax expense	3.9	0.8	10.7	32.7
Net earnings	$6.2	$6.3	$32.4	$92.4

Net earnings per share:
Basic	$0.24	$0.22	$1.18	$3.16
Diluted	$0.23	$0.21	$1.15	$3.06
Weighted-average number of common shares outstanding:
Basic	26.3	28.9	27.5	29.2
Diluted	27.0	29.9	28.2	30.2

__________

(a)
Exclusive of depreciation and amortization.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Components of depreciation and amortization:	2025	2024	2025	2024
Cost of sales	$14.6	$14.4	$57.6	$58.2
Selling, general and administrative expenses	0.3	0.4	1.7	2.0
Total depreciation and amortization	$14.9	$14.8	$59.3	$60.2

Additional information:
Gross profit (b)	$95.0	$79.3	$429.0	$425.8
Exclude: Depreciation and amortization	14.6	14.4	57.6	58.2
Non-GAAP gross profit	$109.6	$93.7	$486.6	$484.0
Gross margin (b)	55.1%	50.7%	55.9%	54.5%
Non-GAAP gross margin	63.5%	59.9%	63.4%	61.9%

SG&A as a % of total net sales (a)	43.4%	43.5%	36.2%	37.2%
Operating margin	8.3%	6.0%	18.4%	17.5%
Effective tax rate	38.6%	11.3%	24.8%	26.1%

__________

(b)
Inclusive of depreciation and amortization.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2025

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2025
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$95.0	$74.8	$14.3	8.3%	$6.2	$0.23
Exclude: Depreciation and amortization	14.6
Non-GAAP measures	109.6
Non-GAAP % of total net sales	63.5%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	5.6	3.2%	4.2	0.16
Share-based compensation expense	—	(11.1)	11.1	6.4%	8.6	0.32
Non-income tax, net	—	0.1	(0.1)	(0.1%)	(0.1)	—
Total Non-GAAP adjustments (b)	—	(11.0)	16.6	9.6%	12.7	0.47
Adjusted Non-GAAP measures (b)	$109.6	$63.8	$30.9	17.9%	$18.9	$0.70
Adjusted Non-GAAP % of total net sales	63.5%	37.0%

	For the Twelve Months Ended December 31, 2025
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$429.0	$277.9	$141.1	18.4%	$32.4	$1.15
Exclude: Depreciation and amortization	57.6
Non-GAAP measures	486.6
Non-GAAP % of total net sales	63.4%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	10.4	1.4%	7.8	0.28
Share-based compensation expense	—	(31.4)	31.4	4.1%	22.6	0.80
Pension plan settlement charge	—	—	—	—	60.3	2.14
Accelerated rent benefit	—	—	(1.6)	(0.2%)	(1.2)	(0.04)
Gain on sale of long-lived assets	—	—	(0.5)	(0.1%)	(0.4)	(0.01)
Non-income tax, net	—	0.3	(0.3)	0.0%	(0.2)	(0.01)
Gain on investments in equity securities (c)	—	—	—	—	(0.1)	—
Loss on debt extinguishment (d)	—	—	—	—	0.1	—
Total non-GAAP adjustments (b)	—	(31.1)	39.4	5.1%	88.9	3.15
Adjusted Non-GAAP measures (b)	$486.6	$246.8	$180.5	23.5%	$121.3	$4.30
Adjusted Non-GAAP % of total net sales	63.4%	32.2%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investments in equity securities is recorded within investment and other loss (income), net on the Company’s Unaudited Condensed Consolidated Statements of Operations.
(d)
Loss on debt extinguishment is included in interest expense, net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2024

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2024
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$79.3	$68.0	$9.3	6.0%	$6.3	$0.21
Exclude: Depreciation and amortization	14.4
Non-GAAP measures	93.7
Non-GAAP % of total net sales	59.9%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.1	1.3%	1.7	0.06
Share-based compensation expense	—	(6.0)	6.0	3.8%	4.4	0.15
Gain on sale of a business	—	—	(0.4)	(0.3%)	(0.3)	(0.01)
Non-income tax, net	—	0.1	(0.1)	(0.1%)	(0.1)	—
Total Non-GAAP adjustments (b)	—	(5.9)	7.6	4.9%	5.7	0.19
Adjusted Non-GAAP measures (b)	$93.7	$62.1	$16.9	10.8%	$12.0	$0.40
Adjusted Non-GAAP % of total net sales	59.9%	39.7%

	For the Twelve Months Ended December 31, 2024
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$425.8	$290.9	$136.6	17.5%	$92.4	$3.06
Exclude: Depreciation and amortization	58.2
Non-GAAP measures	484.0
Non-GAAP % of total net sales	61.9%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	6.6	0.8%	5.0	0.17
Share-based compensation expense	—	(25.2)	25.2	3.2%	14.8	0.49
Gain on sale of long-lived assets	—	—	(9.8)	(1.3%)	(7.0)	(0.23)
Non-income tax, net	—	1.1	(1.1)	(0.1%)	(0.7)	(0.02)
Gain on sale of a business	—	—	(0.4)	(0.1%)	(0.3)	(0.01)
Gain on investments in equity securities (c)	—	—	—	—	(0.3)	(0.01)
Total non-GAAP adjustments (b)	—	(24.1)	20.5	2.6%	11.5	0.38
Adjusted Non-GAAP measures (b)	$484.0	$266.8	$157.1	20.1%	$103.9	$3.44
Adjusted Non-GAAP % of total net sales	61.9%	34.1%

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Gain on investments in equity securities is recorded within investment and other loss (income), net on the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Segment Adjusted EBITDA and Supplementary Information

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated (a)
For the Three Months Ended December 31, 2025
Net sales	$60.0	$61.6	$30.9	$20.0	$—	$172.5
Adjusted EBITDA	$18.1	$20.7	$11.7	$5.3	$(10.0)	$45.8
Adjusted EBITDA margin %	30.2%	33.6%	37.9%	26.5%	nm	26.6%

Depreciation and amortization	$7.6	$1.5	$4.8	$1.0	$—	$14.9
Capital expenditures	$5.7	$1.8	$3.8	$0.5	$0.1	$11.9

For the Three Months Ended December 31, 2024
Net sales	$50.0	$53.3	$31.6	$21.4	$—	$156.3
Adjusted EBITDA	$13.3	$13.6	$11.7	$4.8	$(11.7)	$31.7
Adjusted EBITDA margin %	26.6%	25.5%	37.0%	22.4%	nm	20.3%

Depreciation and amortization	$7.3	$1.4	$5.1	$1.0	$—	$14.8
Capital expenditures	$8.2	$1.8	$4.1	$0.4	$0.6	$15.1

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated (a)
For the Twelve Months Ended December 31, 2025
Net sales	$230.0	$296.2	$128.4	$112.4	$—	$767.0
Adjusted EBITDA	$75.0	$113.8	$50.3	$39.6	$(38.9)	$239.8
Adjusted EBITDA margin %	32.6%	38.4%	39.2%	35.2%	nm	31.3%

Depreciation and amortization	$30.1	$6.2	$19.1	$3.9	$—	$59.3
Capital expenditures	$28.6	$8.4	$16.4	$2.1	$1.6	$57.1

For the Twelve Months Ended December 31, 2024
Net sales	$213.6	$321.7	$116.1	$130.5	$—	$781.9
Adjusted EBITDA	$63.5	$110.9	$39.7	$41.5	$(38.3)	$217.3
Adjusted EBITDA margin %	29.7%	34.5%	34.2%	31.8%	nm	27.8%

Depreciation and amortization	$27.6	$9.8	$18.2	$4.5	$0.1	$60.2
Capital expenditures	$32.5	$7.7	$21.1	$2.7	$1.9	$65.9

__________

(a)
Reconciliation of consolidated Adjusted EBITDA to net earnings is presented below.

nm - Not meaningful.

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31,
	2025	2024
Operating Activities
Net earnings	$32.4	$92.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	59.3	60.2
Provision for expected losses on accounts receivable	11.1	17.6
Impairment charges	3.9	0.6
Share-based compensation expense	31.4	25.2
Deferred income taxes	(10.0)	(9.4)
Pension plan settlement charge	82.8	—
Gain on sales of long-lived assets	(0.5)	(9.8)
Amortization of operating lease right-of-use assets	6.8	9.3
Other	0.8	0.7
Changes in operating assets and liabilities:
Receivables, net	(15.2)	(4.4)
Prepaid expenses and other current assets	(1.9)	(6.3)
Accounts payable	(4.4)	(5.7)
Income taxes payable and receivable	(3.3)	(0.5)
Accrued liabilities and other	(5.7)	16.9
Operating lease liabilities	(9.5)	(13.8)
Pension and other postretirement benefits plans contributions	(13.1)	(1.9)
Net cash provided by operating activities	164.9	171.1
Investing Activities
Capital expenditures	(57.1)	(65.9)
Proceeds from sales of investments in equity securities	0.1	0.2
Proceeds from sale of long-lived assets	—	12.4
Net cash used in investing activities	(57.0)	(53.3)
Financing Activities
Revolving facility borrowings	309.5	159.5
Payments on revolving facility borrowings	(248.5)	(159.5)
Payments on long-term debt	(129.3)	—
Proceeds from issuance of long-term debt	115.0	—
Debt issuance costs	(2.2)	—
Treasury share repurchases	(185.0)	(81.6)
Cash received for common stock issuances	1.9	2.4
Finance lease payments	(3.2)	(2.9)
Net cash used in financing activities	(141.8)	(82.1)
Effect of exchange rate on cash and cash equivalents	1.1	(1.5)
Net (decrease) increase in cash and cash equivalents	(32.8)	34.2
Cash and cash equivalents at beginning of year	57.3	23.1
Cash and cash equivalents at end of year	$24.5	$57.3
Supplemental cash flow information:
Income taxes paid (net of refunds)	$24.6	$40.8
Interest paid	$11.6	$13.3
Non-cash investing activities:
Capitalized software included in accounts payable	$5.4	$0.6

Additional Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$59.8	$56.4	$164.9	$171.1
Less: capital expenditures	11.9	15.1	57.1	65.9
Free Cash Flow	$47.9	$41.3	$107.8	$105.2

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Segment

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2025	$60.0	$61.6	$30.9	$20.0	$172.5

For the Three Months Ended December 31, 2024	$50.0	$53.3	$31.6	$21.4	$156.3

Net sales change	20.0%	15.6%	(2.2%)	(6.5%)	10.4%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.4%	0.4%	0.6%	—	0.4%

Net organic sales change	19.6%	15.2%	(2.8%)	(6.5%)	10.0%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2025	$230.0	$296.2	$128.4	$112.4	$767.0

For the Twelve Months Ended December 31, 2024	$213.6	$321.7	$116.1	$130.5	$781.9

Net sales change	7.7%	(7.9%)	10.6%	(13.9%)	(1.9%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.2%	—	0.4%	(0.1%)	0.1%

Net organic sales change	7.5%	(7.9%)	10.2%	(13.8%)	(2.0%)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Reported to Organic Net Sales - By Services and Products

(UNAUDITED)

(in millions)

	Software Solutions	Tech-enabled Services	Print and Distribution	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2025	$90.9	$68.0	$13.6	$172.5

For the Three Months Ended December 31, 2024	$81.6	$60.5	$14.2	$156.3

Net sales change	11.4%	12.4%	(4.2%)	10.4%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.5%	0.2%	0.7%	0.4%

Net organic sales change	10.9%	12.2%	(4.9%)	10.0%

	Software Solutions	Tech-enabled Services	Print and Distribution	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2025	$358.4	$298.3	$110.3	$767.0

For the Twelve Months Ended December 31, 2024	$329.7	$320.8	$131.4	$781.9

Net sales change	8.7%	(7.0%)	(16.1%)	(1.9%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	0.3%	—	—	0.1%

Net organic sales change	8.4%	(7.0%)	(16.1%)	(2.0%)

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2025	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net earnings (loss)	$32.4	$6.2	$(40.9)	$36.1	$31.0
Adjustments
Restructuring, impairment and other charges, net	10.4	5.6	0.9	1.0	2.9
Share-based compensation expense	31.4	11.1	6.8	7.5	6.0
Pension plan settlement charge	82.8	—	82.8	—	—
Accelerated rent benefit	(1.6)	—	(1.6)	—	—
Gain on sale of long-lived assets	(0.5)	—	—	—	(0.5)
Non-income tax, net	(0.3)	(0.1)	—	(0.1)	(0.1)
Gain on investments in equity securities	(0.1)	—	—	(0.1)	—
Depreciation and amortization	59.3	14.9	15.2	15.1	14.1
Interest expense, net	12.9	3.1	2.9	3.8	3.1
Investment and other loss, net	2.4	1.1	0.4	0.4	0.5
Income tax expense (benefit)	10.7	3.9	(17.0)	12.6	11.2
Total Non-GAAP adjustments	207.4	39.6	90.4	40.2	37.2
Adjusted EBITDA	$239.8	$45.8	$49.5	$76.3	$68.2

Software solutions	$358.4	$90.9	$90.7	$92.2	$84.6
Tech-enabled services	298.3	68.0	68.6	85.2	76.5
Print and distribution	110.3	13.6	16.0	40.7	40.0
Total net sales	$767.0	$172.5	$175.3	$218.1	$201.1

Adjusted EBITDA margin %	31.3%	26.6%	28.2%	35.0%	33.9%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2024	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net earnings	$92.4	$6.3	$8.7	$44.1	$33.3
Adjustments
Restructuring, impairment and other charges, net	6.6	2.1	1.4	1.3	1.8
Share-based compensation expense	25.2	6.0	6.7	7.4	5.1
Gain on sale of long-lived assets	(9.8)	—	—	—	(9.8)
Non-income tax, net	(1.1)	(0.1)	(0.3)	(0.3)	(0.4)
Gain on investments in equity securities	(0.4)	—	—	(0.3)	(0.1)
Gain on sale of a business	(0.4)	(0.4)	—	—	—
Depreciation and amortization	60.2	14.8	17.2	14.3	13.9
Interest expense, net	12.9	2.5	3.1	3.7	3.6
Investment and other income, net	(1.0)	(0.3)	(0.3)	(0.1)	(0.3)
Income tax expense	32.7	0.8	6.7	17.1	8.1
Total Non-GAAP adjustments	124.9	25.4	34.5	43.1	21.9
Adjusted EBITDA	$217.3	$31.7	$43.2	$87.2	$55.2

Software solutions	$329.7	$81.6	$82.2	$85.6	$80.3
Tech-enabled services	320.8	60.5	75.2	102.2	82.9
Print and distribution	131.4	14.2	22.1	54.9	40.2
Total net sales	$781.9	$156.3	$179.5	$242.7	$203.4

Adjusted EBITDA margin %	27.8%	20.3%	24.1%	35.9%	27.1%

Donnelley Financial Solutions, Inc. and Subsidiaries (“DFIN”)

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	December 31, 2025		December 31, 2024
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0
Less: availability reduction from covenants	—		—
Amount available under the Revolving Facility	$300.0		$300.0

Usage
Borrowings under the Revolving Facility	$61.0		$—
Impact on availability related to outstanding letters of credit	1.4		1.0
Amount used under the Revolving Facility	$62.4		$1.0

Availability under the Revolving Facility	$237.6		$299.0

Cash and cash equivalents	24.5		57.3

Net Available Liquidity	$262.1		$356.3

Term Loan A Facility	$110.7		$125.0
Borrowings under the Revolving Facility	61.0		—
Unamortized debt issuance costs	(0.4)		(0.3)
Total debt	$171.3		$124.7
Less: current portion of long-term debt	5.8		—
Long-term debt	$165.5		$124.7

Adjusted EBITDA for the twelve months ended December 31, 2025 and 2024	$239.8		$217.3

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.7	x	0.6	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	$146.8		$67.4

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.6	x	0.3	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. As of December 31, 2025, there were $61.0 million of borrowings outstanding under the Revolving Facility as well as $1.4 million in outstanding letters of credit and bank guarantees, all of which reduced the availability under the Revolving Facility. Based on the Company’s results of operations for the twelve months ended December 31, 2025 and existing debt, the Company would have had the ability to utilize the remaining $237.6 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.